EXHIBIT 99.1

                              FOR IMMEDIATE RELEASE
                  CHARMING SHOPPES REPORTS RECORD FIRST QUARTER
        NET INCOME OF $30.0 MILLION, AN INCREASE OF 14% OVER PRIOR YEAR;
                    PROVIDES SECOND QUARTER EARNINGS OUTLOOK

Bensalem, PA, May 19, 2005 - Charming Shoppes, Inc. (NASDAQ:CHRS) a leading retail apparel chain specializing in women's plus-size apparel, today reported sales and record earnings for the first quarter ended April 30, 2005. In a separate announcement, the Company also announced today that it has entered into a definitive agreement to acquire Crosstown Traders, Inc., a direct marketer of women's apparel, footwear and specialty gifts, from JPMorgan Partners, the private equity arm of J.P. Morgan Chase & Co.

For the three months ended April 30, 2005, net income increased 14% to $30,017,000 or $0.23 per diluted share. Results for the Company's first quarter represent record net income. For the corresponding period ended May 1, 2004, net income was $26,249,000 or $0.21 per diluted share. Net sales for the three months ended April 30, 2005 increased 2% to $603,255,000, compared to sales of $592,738,000 for the three months ended May 1, 2004. Comparable store sales for the corporation were flat for the three months ended April 30, 2005.

Commenting on sales and earnings, Dorrit J. Bern, Chairman, Chief Executive Officer and President of Charming Shoppes, Inc., said, "We are pleased to be reporting record net income for our first quarter, which exceeded our previously stated expectations. Stronger than planned April sales and solid improvement in the gross margin contributed to these results. Our Catherines Plus Sizes brand continues to show improvement, and reported positive 4% comparable store sales for the quarter, with Spring merchandise offerings that were well received by our customer. Also contributing to our performance was continuing improvement at our Lane Bryant brand, including increased gross and operating margins for the quarter, as well as improvement in the performance of our proprietary credit portfolio."

For the second quarter ending July 30, 2005, the Company projects diluted earnings per share in the range of $0.23 - $0.25. This compares to $0.21 per diluted share for the three month period ended July 31, 2004, which represented record net income for that period. The Company's projections for the second quarter ending July 30, 2005 do not include projections arising from the acquisition of Crosstown Traders, Inc. The Company's diluted earnings per share projection for the second quarter ending July 30, 2005 includes total sales of approximately $630 million and comparable store sales for the consolidated corporation of low-single digit increases.

Charming Shoppes will host its first quarter fiscal 2006 earnings conference call on Friday, May 20, 2005, at 8:45 am Eastern time. To listen to the conference call, please dial 1-866-219-5268 with the passcode 2594 approximately 10 minutes prior to the scheduled event. The conference call will also be simulcast at http://phx.corporate-ir.net/phoenix.zhtml?c=106124&p=irol-audioArchives. The general public is invited to listen to the conference call via the webcast or the dial-in telephone number.

This press release, a transcript of prepared conference call remarks, and certain other financial and statistical information will be available, prior to tomorrow's conference call, on the Company's corporate website, www.charmingshoppes.com. An audio rebroadcast of the conference call will be accessible at http://phx.corporate-ir.net/phoenix.zhtml?c=106124&p=irol-audioArchives, following the live conference.

The conference call will be recorded on behalf of Charming Shoppes, Inc. and consists of copyrighted material. It may not be re-recorded, reproduced, transmitted or rebroadcast, in whole or in part, without the Company's express written permission. Accessing this call or the rebroadcast represents consent to these terms and conditions. Participation in this call serves as consent to having any comments or statements made appear on any transcript, broadcast or rebroadcast of this call.

At the end of the period, Charming Shoppes, Inc., operated 2,230 stores in 48 states under the names LANE BRYANT(R), FASHION BUG(R), FASHION BUG PLUS(R), and CATHERINES PLUS SIZES(R). During the three months ended April 30, 2005, the Company opened 16, relocated 16, and closed 7 stores. The Company ended the period with 1,027 Fashion Bug and Fashion Bug Plus stores, 730 Lane Bryant stores, 473 Catherines Plus Sizes stores, and approximately 15,399,000 square feet of leased space. Please visit www.charmingshoppes.com for additional information about Charming Shoppes, Inc.

This press release contains and the Company's conference call will contain certain forward-looking statements concerning the Company's operations, performance, and financial condition. These forward-looking statements include statements regarding future performance, sales, expenses, gross margin, capital expenditures, earnings per share, store openings and closings, and other matters. Such forward-looking statements are subject to various risks and uncertainties that could cause actual results to differ materially from those indicated. Such risks and uncertainties may include, but are not limited to: failure to achieve successful integrations, failure to successfully implement the Company's business plan for increased profitability and growth in the plus-size women's apparel business, changes in or miscalculation of fashion trends, extreme or unseasonable weather conditions, economic downturns, a weakness in overall consumer demand, failure to find suitable store locations, the ability to hire and train associates, trade restrictions and political or financial instability in countries where goods are manufactured, the interruption of merchandise flow to the Company's retail stores from its centralized distribution facilities, competitive pressures, and the adverse effects of acts or threats of war, terrorism, or other armed conflict on the United States and international economies. These, and other risks and uncertainties, are detailed in the Company's filings with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K for the fiscal year ended January 29, 2005 and other Company filings with the Securities and Exchange Commission. Charming Shoppes assumes no duty to update or revise its forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied therein will not be realized.

CONTACT:          Gayle M. Coolick
                  Director of Investor Relations
                  215-638-6955

                             CHARMING SHOPPES, INC.
                                   (Unaudited)

                                                     Three Months            Three Months
                                                        Ended                   Ended
                                             Percent   April 30,    Percent     May 1,       Percent
(in thousands, except per share amounts)     Change      2005     of Sales(a)  2004(b)(c)  of Sales(a)
----------------------------------------     -------   --------   ----------   --------    ----------
                                                                              (Restated)

Net sales...................................    1.8%   $603,255     100.0%     $592,738      100.0%
                                             -------   --------     ------     --------      ------

Cost of goods sold, buying, and occupancy...    0.5     403,824      66.9       401,774       67.8
Selling, general, and administrative...   ..    1.6     150,938      25.0       148,539       25.1
                                             -------   --------     ------     --------      ------
  Total operating expenses..................    0.8     554,762      92.0       550,313       92.8
                                             -------   --------     ------     --------      ------
Income from operations......................   14.3      48,493       8.0        42,425        7.2

Other income (d)............................  614.5       2,815       0.5           394        0.1
Interest expense............................    1.1      (3,925)     (0.7)       (3,883)      (0.7)
                                             -------   --------     ------     --------      ------
Income before income taxes..................   21.7      47,383       7.9        38,936        6.6
Income tax provision........................   36.9      17,366       2.9        12,687        2.1
                                             -------   --------     ------     --------      ------
Net income..................................   14.4%   $ 30,017       5.0%     $ 26,249        4.4%
                                             =======   ========     ======     ========      ======

Basic net income per share..................           $   0.25                $   0.23
                                                       ========                ========
Weighted average shares outstanding.........            118,984                 113,297
                                                       ========                ========

Net income per share, assuming dilution.....           $   0.23                $   0.21
                                                       ========                ========
Weighted average shares and equivalents
     outstanding ...........................            135,743                 130,382
                                                       ========                ========

(a)   Results do not add due to rounding.

(b) Certain prior year amounts have been reclassified to conform to the current-year presentation.

(c) Restated from previously reported financial statements to reflect certain adjustments for lease accounting as discussed in Note 2 to the Consolidated Financial Statements included in the Company's Form 10-K for the year ended January 29, 2005.

(d) Principally interest income and during the first quarter of Fiscal 2006, the Company recognized a $1.2 million gain from the sale of capital assets.

                     CHARMING SHOPPES, INC. AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS


                                                                        April 30,      January 29,
(Dollars in thousands, except share amounts)                              2005            2005
                                                                          ----            ----
                                                                       (Unaudited)
ASSETS
Current assets
Cash and cash equivalents ..........................................   $   254,801    $   273,049
Available-for-sale securities ......................................        84,639         52,857
Merchandise inventories ............................................       347,794        285,120
Deferred taxes .....................................................        15,500         15,500
Prepayments and other ..............................................        91,671         86,382
                                                                       -----------    -----------
    Total current assets ...........................................       794,405        712,908
                                                                       -----------    -----------

Property, equipment, and leasehold improvements - at cost ..........       797,687        786,028
Less accumulated depreciation and amortization .....................       479,179        465,365
                                                                       -----------    -----------
    Net property, equipment, and leasehold improvements ............       318,508        320,663
                                                                       -----------    -----------

Trademarks and other intangible assets .............................       169,653        169,818
Goodwill ...........................................................        66,666         66,666
Available-for-sale securities ......................................           240            240
Other assets .......................................................        35,987         33,476
                                                                       -----------    -----------
Total assets .......................................................   $ 1,385,459    $ 1,303,771
                                                                       ===========    ===========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable ...................................................   $   171,781    $   127,819
Accrued expenses ...................................................       156,571        154,681
Income taxes payable ...............................................         2,929              0
Current portion - long-term debt ...................................        20,822         16,419
                                                                       -----------    -----------
    Total current liabilities ......................................       352,103        298,919
                                                                       -----------    -----------

Deferred taxes and other non-current liabilities ...................       106,040        101,743
Long-term debt .....................................................       199,862        208,645

Stockholders' equity
Common Stock $.10 par value:
    Authorized - 300,000,000 shares
    Issued - 132,077,353 shares and 132,063,290 shares, respectively        13,208         13,206
Additional paid-in capital .........................................       259,380        249,485
Treasury stock at cost - 12,265,993 shares .........................       (84,136)       (84,136)
Deferred employee compensation .....................................       (15,639)        (8,715)
Retained earnings ..................................................       554,641        524,624
                                                                       -----------    -----------
    Total stockholders' equity .....................................       727,454        694,464
                                                                       -----------    -----------
Total liabilities and stockholders' equity .........................   $ 1,385,459    $ 1,303,771
                                                                       ===========    ===========

                           Subject to Reclassification

                     CHARMING SHOPPES, INC. AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (Unaudited)


                                                          Thirteen Weeks Ended
                                                          --------------------
                                                          April 30,     May 1,
(In thousands)                                              2005         2004
                                                            ----         ----
                                                                      (Restated)
Operating activities
Net income ...........................................   $  30,017    $  26,249
Adjustments to reconcile net income to net cash
    provided by operating activities:
    Depreciation and amortization ....................      19,954       19,092
    Deferred income taxes ............................       2,229       (1,007)
    Tax benefit related to stock plans ...............       1,559            0
    Net (gain)/loss from disposition of capital assets        (873)         373
    Changes in operating assets and liabilities:
       Merchandise inventories .......................     (62,674)     (46,446)
       Accounts payable ..............................      43,962       37,552
       Prepayments and other .........................      (5,289)     (18,199)
       Accrued expenses and other ....................       3,958        8,085
       Income taxes payable ..........................       2,929       12,001
                                                         ---------    ---------
Net cash provided by operating activities ............      35,772       37,700
                                                         ---------    ---------

Investing activities
Investment in capital assets .........................     (17,697)     (11,899)
Proceeds from sales of capital assets ................       1,923            0
Proceeds from sales of available-for-sale securities .           0       10,231
Gross purchases of available-for-sale securities .....     (31,782)     (14,684)
Increase in other assets .............................      (2,272)      (2,021)
                                                         ---------    ---------
Net cash used by investing activities ................     (49,828)     (18,373)
                                                         ---------    ---------

Financing activities
Proceeds from short-term borrowings ..................      67,262       57,052
Repayments of short-term borrowings ..................     (67,262)     (57,052)
Repayments of long-term borrowings ...................      (4,380)      (4,126)
Proceeds from issuance of common stock ...............         188        6,342
                                                         ---------    ---------
Net cash provided/(used) by financing activities .....      (4,192)       2,216
                                                         ---------    ---------

Increase (decrease) in cash and cash equivalents .....     (18,248)      21,543
Cash and cash equivalents, beginning of period .......     273,049      123,781
                                                         ---------    ---------
Cash and cash equivalents, end of period .............   $ 254,801    $ 145,324
                                                         =========    =========

Non-cash financing and investing activities
Equipment acquired through capital leases ............   $       0    $   3,899
                                                         =========    =========

Certain prior-year amounts have been reclassified to conform to the current-year presentation.

                           Subject to Reclassification